ITEM 77E.  LEGAL PROCEEDINGS
Since October 2003, Federated
and related entities
(collectively, "Federated"),
and various Federated funds
("Funds"), have been named
 as defendants in several
class action lawsuits now
pending in the United States
 District
Court for the District of
Maryland. The lawsuits were
purportedly
filed on behalf of people
who purchased, owned
and/or redeemed shares of
Federated-sponsored mutual
funds during specified periods
 beginning November 1, 1998.
The suits are generally similar
in alleging that Federated engaged
in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to
the mutual fund shareholders.
 These lawsuits began to be filed
shortly after Federated's first
public announcement
that it had received requests for
information on shareholder trading
activities in the Funds from the SEC,
the Office
of the New York State Attorney
General ("NYAG"), and other
authorities. In that regard,
on November 28, 2005,
Federated announced that it
had reached final settlements
with the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed
market timing arrangements
and
late trading. The SEC made
findings: that Federated
Investment Management
Company ("FIMC"), an SEC-registered
investment adviser to various
Funds, and Federated Securities
 Corp., an
SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
Investment Advisers Act and
Investment Company Act by
approving, but not disclosing,
 three market timing arrangements,
or the associated
conflict of interest between
FIMC and the funds involved
in the arrangements, either
to other fund shareholders or
to
the funds' board; and that
 Federated Shareholder Services
 Company, formerly an SEC-registered
transfer agent,
failed to prevent a customer
and a Federated employee from
late trading in violation of
provisions of the Investment
Company Act. The NYAG found that
 such conduct violated provisions
of New York State law.
Federated entered
into the settlements without
 admitting or denying the regulators'
 findings. As Federated previously
reported in 2004,
it has already paid approximately
$8.0 million to certain funds as
determined by an independent
consultant. As part
of these settlements, Federated
agreed to pay disgorgement and a
civil money penalty in the
aggregate amount of an
additional $72 million and,
among other things, agreed that
it would not serve as investment
adviser to any
registered investment company
unless (i) at least 75% of the
fund's directors are independent
of Federated, (ii) the
chairman of each such fund is
independent of Federated, (iii)
no action may be taken by the fund's
 board or any
committee thereof unless approved
by a majority of the independent
trustees of the fund or committee,
respectively,
and (iv) the fund appoints a
"senior officer" who reports
to the independent trustees
and is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for managing
the process by which
management fees charged to a
fund are approved. The
settlements are described
in Federated's announcement
which, along with previous
press releases and related
communications on those matters,
 is available in the "About
Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have
also been named as defendants
in several additional lawsuits
that are now pending in the
United States District Court
for the Western District of
Pennsylvania, alleging, among
other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein Shapiro
LLP to represent the Funds in each
of the
lawsuits described in the preceding
two paragraphs. Federated and the
Funds, and their respective counsel,
have
been defending this litigation,
and none of the Funds remains a
defendant in any of the lawsuits
(though some could
potentially receive any recoveries
as nominal defendants).
Additional lawsuits based upon
similar allegations may
be filed in the future.
The potential impact of these
lawsuits, all of which seek
unquantified damages, attorneys'
fees, and expenses, and future
potential similar suits is uncertain.
Although we do not believe that these
 lawsuits will
have a material adverse effect
on the Funds, there can be no
assurance that these suits,
ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not result
 in increased Fund
redemptions, reduced sales
of Fund shares, or other
adverse consequences for the Funds.